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                                                                 April 24, 1998

Board of Directors
The Prudential Insurance Company of America
751 Broad Street
Newark, NJ 07102

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 1 to the registration statement on Form N-4 for The Prudential Discovery Select Group Variable Contract Account (File No. 333-23271). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       SHEA & GARDNER

                                       By:  /s/ Christopher E. Palmer
                                            -------------------------
                                            Christopher E. Palmer